Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396

May 31, 2000


John W. Henry & Company, Inc.
One Glendinning Place
Westport, Ct. 06880
Attn: Ms. Beth Kenton

      Re:   Management Agreement Renewals

Dear Ms. Kenton:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2001and all other provisions of the Management Agreements will remain unchanged.

                Hutton Investors Futures Fund, L.P. II (HIFF II) Shearson Lehman Select Advisors Futures Fund L.P. Shearson Mid-West Futures Fund
                Smith Barney Mid-West Futures Fund L.P. II
                Smith Barney Diversified Futures Fund L.P.
                Smith Barney Diversified Futures Fund L.P. II Smith Barney Principal Plus Futures Fund L.P. Smith Barney Principal Plus Futures Fund L.P. II Smith Barney Westport Futures Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC

By:
      Daniel A. Dantuono
      Chief Financial Officer,
      Director & Treasurer

JOHN W. HENRY & COMPANY, INC.

By:

Print Name:
DAD/sr

                  Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396

May 31, 2000


TrendLogic Associates, Inc.
2 Fawcett Place - 2nd  Floor
Greenwich, Ct. 96831

Attention:  Mr. J. Richarcd Semels

      Re:   Management Agreement Renewals

Dear Mr. Semels:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2001and all other provisions of the Management Agreements will remain unchanged.

                Smith Barney Global Markets Futures Fund
                Hutton Investors Futures Fund II
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:
      Daniel A. Dantuono
      Chief Financial Officer,
      Director & Treasurer

By:

Print Name:

DAD/sr